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                                                                   EXHIBIT 10.22


                INTERWORLD CORPORATION SOFTWARE LICENSE AGREEMENT

This Software License Agreement is entered into and made effective on February 4, 1998, between InterWorld Corporation ("InterWorld"), a Delaware corporation, with offices at 395 Hudson St., New York N.Y. 10014, and Digital Commerce Corporation ("Client") a Delaware corporation, with offices at 11180 Sunrise Valley Drive, Reston, VA 20191.

1.       DEFINITIONS

         "Agreement" means this Software License Agreement, Exhibit A, and any other addenda attached hereto, and each Supplemental Exhibit A signed by both parties. "Functionality Specifications" means the functionality of the Software as described in the Documentation. "Software" means the object code (machine readable) version of the software product(s) listed in Exhibit A, or any subsequent Exhibit A, including prior and future releases. "Price List" means the then-current price list for the country in which the Software a to be used. "Documentation" means installation manuals and user manuals for the Software. "Purchase Order" means a purchase authorization document issued by Client for the licensing of InterWorld Software. "Designated Platform" means the computer central processing unit ("CPU") and operating system software on which the InterWorld Software is running and is located at the site designated on Exhibit A.

2.       LICENSE

         2.1 InterWorld hereby grants to Client a non-exclusive, non-transferable license to use the Software on the Designated Platform for: (i) internal data processing at Client locations within the United States and Canada; and (ii) enabling on-line users to access information about, and to order electronically, products and services offered by Client on its Web site. Client may make copies of the Software in accordance with any such rights granted hereunder or set forth in an applicable Exhibit A. Client shall notify InterWorld if Client elects to transfer the Software, at no additional charge to
Client: (i) to a different Client location; or (ii) from one Designated Platform to another Designated Platform, provided such new Designated Platform runs the same binary version of the Software and the same number of processors.

         2.2 The Software and all copies (in whole or in part) shall remain the exclusive property of InterWorld and its suppliers. Client shall not modify, reverse, engineer, decompile or reverse assemble any Software or part thereof (or otherwise attempt to derive the source code for the Software), except as expressly described in the Documentation. Client shall not use the Software in a timesharing arrangement nor encumber, rent, lease, transmit, distribute or transfer the Software to any third party for any purpose.

         2.3 Client may make a reasonable number of copies of the Software for inactive back-up or archival purposes. Client may also make copies of the Documentation for its own use.






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3.       CONFIDENTIALITY

         3.1 Neither party shall disclose or use any business and/or technical information of the other party designated orally or in writing as "Confidential" or "Proprietary" (together "Confidential Information") without the prior written consent of the other party. "Confidential Information" includes, without limitation, the Software, (including methods and concepts). Documentation and all information relating to the disclosing party's business a financial affairs. All Confidential Information shall remain the sole property of the disclosing party.

         3.2 Each party shall expressly undertake, using reasonable efforts not less than it exercises for its own confidential materials, to retain in confidence, and to require its employees and consultants to retain in confidence all Confidential Information. Confidential Information shall not include any information that: (i) is already known to the other party free of any obligation to keep it confidential; (ii) is or becomes publicly known through no wrongful act by the other party; (iii) is received by the other party from a third party without any restriction on confidentiality; (iv) is independently developed by one party without access to the Confidential Information of the other.

         3.3 Client shall not release the results of any benchmark of the Software to any third party without the prior written approval of InterWorld for each such release.

4.       PROPRIETARY NOTICES

         The Software and related Documentation are proprietary and protected by copyright, patent, trademark and/or trade secret law. All proprietary notices incorporated in or fixed to the Software or Documentation shall be duplicated by Client on all copies or extracts thereof and shall not be altered, removed or obliterated.

5.       AUDIT

         InterWorld or its authorized representatives shall have the right, during normal business hours to audit the relevant records of Client to verify its compliance with this Agreement. If the number of copies of the Software is found to be greater than that contracted for, or the platform on which the Software is installed differs from the Designated Platform specified, Client shall be invoiced for such additional copies at the price set forth in the then-current Price List.

6.       IDENTIFICATION

         Client shall display the file containing the phrase "Powered by InterWorld" on the initial screen seen by customers or other end-users when they enter a Software application. InterWorld reserves the right periodically to change this file, and Client shall use commercially reasonable efforts to effect such change upon notice from and delivery by InterWorld of such revised file. This phrase shall be a hypertext link to the following Universal Resource Locator ("URL"): www.interworld.com.





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7.       EXPORT CONTROL

         Client shall not transfer, directly or indirectly, any restricted Software or technical data received from InterWorld, or the direct product of such data, to any destination subject to export restrictions under U.S. law, unless prior written authorization has been obtained from the appropriate U.S. agency.

8.       PAYMENTS

         8.1 Upon InterWorld's receipt of Client's Purchase Order, InterWorld shall deliver the applicable Software and Documentation to Client by physical medium, electronically or otherwise.

         8.2 Payment is due InterWorld upon execution of this Agreement, or in the case of subsequent licensing of Software, as specified on the applicable Exhibit A. Client will pay all applicable shipping charges and sales, use, personal property or similar taxes, tariffs or governmental charges, exclusive of InterWorld's income and corporate franchise taxes. Client shall reimburse InterWorld for all reasonable costs incurred (including reasonable attorneys' fees) in collecting past due amounts.

         8.3 Client must purchase a support and maintenance plan ("Support") for the first year for all Software licensed hereunder. Client will be invoiced for first year Support upon execution of this Agreement. Support shall commence on the date of invoice. Fees for Support in subsequent years may be purchased annually in advance ("Support Fees"). Client will be invoiced one month prior to the anniversary of the Support commencement date, unless Client notifies InterWorld in writing of its desire not to renew maintenance 60 days prior to the end of the existing maintenance period. The renewal invoices will be due net thirty (30) days from the invoice date. Client may reinstate lapsed Support for any then currently supported Software by paying all Support Fees in arrears and all time and travel expenses incurred in updating the Software to the current version.

9.       SUPPORT AND MAINTENANCE

         Provided Client has paid applicable Support Fees, InterWorld shall support the Software in accordance with the then current policies and procedures for such support plan and as follows: Client shall designate a primary and secondary Client support staff for all communications with InterWorld's technical support representatives; each support staff may communicate with InterWorld via telephone, facsimile or email for problem resolution during InterWorld's published Support hours corresponding to the level of Support purchased; and InterWorld shall make available to Client all updates to the Software commercially released by InterWorld during the Support year. Updates consist of new releases of a particular Software version which provides functional enhancements and error corrections (for example 1.1 to 1.2). Depending on the level of Support purchased by Client, InterWorld may reserve the right to charge a fee for functional enhancements included in the updates.






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10.      WARRANTY/LIMITATION OF LIABILITY

         10.1 InterWorld warrants that, for a period of ninety (90) days after receipt by Client of the Software (the "Warranty Period"), the media on which the Software is delivered will be free of defects in material and workmanship under normal use and the unmodified Software, when properly installed and used, will conform in all material respects to the Functional Specifications. Clients sole remedy in the event of non conformity of the Software, at InterWorld's, option will be replacement of the defective Software or a refund of the license fees paid for the affected Software.

         10.2 THE EXPRESS WARRANTY SET FORTH IN SECTION 10.1 CONSTITUTES THE ONLY WARRANTY WITH RESPECT TO THE SOFTWARE. INTERWORLD MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW). INTERWORLD EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR A PARTICULAR PURPOSE, AGAINST INFRINGEMENT, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE. INTERWORLD DOES NOT WARRANT THAT THE SOFTWARE IS ERROR-FREE, THAT IT WILL SUIT THE CLIENT'S APPLICATIONS OR REQUIREMENTS OR OPERATE IN THE COMBINATIONS WHICH MAY BE SELECTED FOR USE BY THE CLIENT, OR THAT THE OPERATION OF THE SOFTWARE WILL BE SECURE OR UNINTERRUPTED.

         10.3 THE TOTAL LIABILITY OF INTERWORLD AND ITS SUPPLIERS, INCLUDING BUT NOT LIMITED TO LIABILITY ARISING OUT OF CONTRACT, TORT, BREACH OF WARRANTY, OR CONDITIONS, CLAIMS BY THIRD PARTIES OR OTHERWISE, SHALL NOT IN ANY EVENT EXCEED THE UNAMORTIZED LICENSE FEES PAID BY CLIENT FOR THE SOFTWARE WHICH GAVE RISE TO THE CLAIM. INTERWORLD'S SUPPLIERS SHALL NOT BE LIABLE FOR DIRECT DAMAGES HEREUNDER AND IN NO EVENT SHALL INTERWORLD OR ITS SUPPLIERS BE LIABLE FOR LOSS OF PROFITS, LOSS OR INACCURACY OF DATA OR ANY INDIRECT, SPECIAL. INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION THE COST OF ANY SUBSTITUTE PROCUREMENT (EVEN IF SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY THEREOF.

11.      INFRINGEMENT INDEMNITY

         InterWorld, at its own expense, shall (i) defend, or at its option, settle any claim or suit against Client on the basis of infringement of any trademark, copyright, trade secret or United States patent ("Intellectual Property Right") by the Software or use thereof, and (ii) pay all damages and expenses finally awarded by a court against Client as a result of such claim or any settlement thereof, provided that: (a) InterWorld has sole control of the defense and/or settlement, and (b) Client promptly notifies InterWorld of such claim, and (c) Client cooperates with InterWorld in the defense of such claim or any related settlement. (Client shall be reimbursed for any reasonable out-of-pocket expenses). If the Software a alleged to be infringing or is enjoined, InterWorld shall, at its expense,





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defend such claim and do one of the following: (A) procure for the Client the right to use the Software; (B) replace the Software or affected part thereof with other suitable software; or (C) modify the Software or the affected part thereof to make it non-infringing. If the foregoing is not commercially reasonable, InterWorld shall terminate this Agreement and refund the unamortized aggregate payments made by Client for the Software or affected part thereof. InterWorld shall not have any obligations under this Section 11 to the extent a claim a based upon (I) use of any altered version of the Software, (II) use, operation a combination of the Software on or with programs, data, equipment or documentation not provided by InterWorld, (III) any information, data, illustrations, graphics, pictures, text or other content placed on the Web site by Client or any third party, and (IV) any activities of Client or its representatives after InterWorld has notified Client that such activities may result in the infringement of the intellectual property rights of any third party. This Section 10 states the entire liability of InterWorld and the exclusive remedy of Client with respect to any alleged infringement by the Software or any part thereof.

12.      TERMINATION

         12.1 InterWorld may terminate a license if Client has not paid the license fees therefor within 15 calendar days after written notice that payment is past due. Either party may terminate this Agreement if the other party fails to cure a material breach of any term or condition of this Agreement within sixty (60) days of receipt of written notice by the other party specifying such breach.

         12.2 Upon termination of this Agreement, Client shall cease using the Software, Documentation and Confidential Information received from InterWorld and shall certify to InterWorld in writing that all copies (whether or not modified or merged with other materials) have been destroyed or returned to InterWorld. Termination shall not limit either pursuing any other remedies available to it, including injunctive relief, nor shall it relieve Client of its obligations to pay InterWorld all fees accrued prior to the effective date of termination. Sections 3.6, 10.1, 10.3, 11 and 12 shall survive termination of this Agreement.

13.      GENERAL

         13.1 Assignment. Neither this Agreement nor any license granted hereunder may be assigned by Client without the prior written consent of InterWorld. This Agreement shall inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties.

         13.2 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to subject matter hereof and supersedes all prior agreements and understandings between the parties. This Agreement may only be altered or otherwise amended pursuant to an instrument in writing signed by both parties, except that either party may waive any obligation owed to it by the other party. The waiver by either party of any provisions of this Agreement shall not operate or be construed as a waiver of any breach.






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         13.3 Notices. All notices, claims certificates, requests, demands and other consents hereunder shall be in writing and either delivered personally, or sent by first days express carrier or confirmed facsimile transmission to the address of the party listed above to the attention of its Chief Financial Officer or General Counsel. All notices shall be deemed given on the business day actually received

         13.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of laws.

         13.5 Severability. The provisions of this Agreement are severable and, in the event a court of competent jurisdiction shall determine one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall remain in full force and effect.

         13.6 Relationship of the Parties. The parties an independent contractors and not an employee, agent, partner of, a joint venture with the other party. Neither party shall have the right to bind the other party to any agreement with a third party or to incur any obligation or liability on behalf of the other party.

         13.7 Joint Publicity. Within 30 days after the Software licensed under this Agreement is delivered, Client agrees to cooperate with InterWorld to create and issue a joint press release stating that Client is using InterWorld Software. Such press release shall describe the nature of the business relationship and Client's use of the Software. The press release is subject to final approval by Client, which approval shall not be unreasonably withheld. InterWorld may thereafter identify Client as a licensee of the software in its advertising and marketing materials.

         13.8 Amortization. For purposes of this Agreement, amortization shall be __________ straight line method over a three year period.

         13.9 U.S. Government Restricted Rights. Use, duplication or disclosure by the U.S. Government is subject to restrictions set forth, as applicable, at:
FAR 52.227-1 Alternate III(g)(3)(i), 48 CFR Ch. 1 (10-1-96 Edition); FAR 52.227-19 (JUN 1987 Ch. 1 (10-1-96 Edition); DFARS 252.227-7013(b)(3)(A) (NOV
1995), 48 CFR Ch. 2 Edition); DFARS 252.227-7014(b)(3) (JUN 1995), 48 CRF Ch. 2
(10-1-96 Edition); 252.227-7016(b)(2) (JUN 1995), 48 CFR Ch. 2 (10-1-96
Edition). Manufacturer is Corporation, 395 Hudson Street, New York, NY 10014.






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         The parties have caused this Agreement to be executed by their respective authorized representatives.

INTERWORLD CORPORATION                        CLIENT: DIGITAL COMMERCE
                                                      CORPORATION

BY: /s/  Alan Andreini                        BY: /s/  Richard R. Casciano
   ----------------------------------            ------------------------------
   its authorized representative                 its authorized representative

NAME: Alan Andreini                           NAME: Richard R. Casciano
     --------------------------------               ---------------------------

TITLE: President, COO                         TITLE: Chief Financial Officer
      -------------------------------               ---------------------------





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                ADDENDUM TO INTERWORLD SOFTWARE LICENSE AGREEMENT

This addendum ("Addendum") entered into and made effective on February 4,1998, supplements and amends the terms and conditions of the InterWorld Corporation Software License Agreement dated February 4, 1998 ("Agreement") between InterWorld Corporation ("InterWorld") and Digital Commerce Corporation ("Client") specific to the transaction contained in the Exhibit A attached hereto and dated February 4, 1998. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement. In the event of any conflict or inconsistency between the Agreement and this Addendum, the latter shall govern.

Client and InterWorld agree as follows:

Section 6.  Identification, "initial screen" is hereby amended to "About" page.

Section 8.2 Payments, specific to the attached Exhibit A dated February 4, 1998, and herein referenced as "Initial Transaction", is hereby amended as follows:
"Payment specific to the Initial Transaction is due and payable on the earlier of 120 days from the date of execution of this Agreement or upon Client's completion of its current round of corporate financing, specifically $15 million. In the event of the latter, payment to InterWorld shall be the lesser of 25% of the total financing round or 100% of the license and maintenance fees contained on the above referenced Exhibit A. Should the payment to InterWorld not sufficiently cover the fees contained on the above referenced Exhibit A, the remaining amount shall be paid in three equal monthly payments with the first payable on the first day of the new quarter and the next two payments due on the 1st day of the two following months."

Section 9. InterWorld's current Support Policies and Procedures are attached hereto.

Section 13.7 is hereby amended to include the following, "In addition, both parties agree to develop and implement joint marketing plans for the promotion of Client's business as such pertains to the use of the Software. Both parties shall use best efforts to develop such plans within 60 days of execution of this Agreement."






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Except as amended above, the Agreement shall remain in full force and effect.

InterWorld Corporation                        Digital Commerce Corp.

         /s/  Alan Andreini                        /s/  Richard R. Casciano
-----------------------------------------     --------------------------------
By:  (authorized signature)                   By:  (authorized signature)

    Alan Andreini, President & COO                Richard R. Casciano, CFO
-----------------------------------------     --------------------------------
Name and Title                                Name and Title

                2/4/98                                    2/4/98
-----------------------------------------     --------------------------------
Date                                          Date








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